Exhibit 10.16

DIRECTOR SECURITIES PURCHASE AGREEMENT

THIS DIRECTOR SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of February 6, 2015 by and between Fogo de Chão, Inc., a Delaware corporation (the “Company”), and the individual listed on the signature page attached hereto under the heading “Purchaser” (“Purchaser”).

WHEREAS, on the terms and subject to the conditions set forth herein, Purchaser desires to subscribe for and purchase, and the Company desires to sell to Purchaser, that number of shares of common stock, par value $0.01 per share, of the Company (the “Shares”) set forth on Purchaser’s signature page attached hereto below the name of Purchaser for the purchase price set forth on Purchaser’s signature page attached hereto below the name of Purchaser (the purchase price to be paid by Purchaser herein referred to as the “Purchase Price”).

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Issuance of Shares.

(a) At the Closing, Purchaser agrees to purchase, and the Company agrees to issue, the Shares in the amount listed on Purchaser’s signature page attached hereto at the Purchase Price. “Closing” means February 9, 2015.

(b) At the Closing, Purchaser shall deliver the Purchase Price to the Company (or as directed by the Company) in immediately available funds by wire transfer to an account designated by the Company.

SECTION 2. Representations and Warranties of the Purchasers. As a material inducement to the Company to enter into this Agreement, Purchaser represents and warrants to the Company as of the date hereof and as of the date of the Closing, that:

(a) Purchaser has full right, capacity and power to execute and deliver this Agreement and all other agreements and instruments contemplated hereby to which Purchaser is a party, and to perform his or her obligations hereunder and thereunder. This Agreement and all other agreements and instruments contemplated hereby to which Purchaser is or will become a party have been (or, when executed, will be) duly executed and delivered by or on behalf of Purchaser and, assuming due execution by other parties, constitute legal, valid and binding agreements, enforceable against Purchaser in accordance with their terms. Purchaser (i) is not a resident of a state that grants a spouse community property rights, (ii) does not have a spouse to whom community property rights would be available or (iii) has a spouse who has executed a consent in the form attached as Exhibit A hereto.

(b) The execution, delivery and performance of this Agreement and all other agreements and instruments contemplated hereby to which Purchaser is a party and the fulfillment of and compliance with the respective terms hereof and thereof by Purchaser, do not and will not (i) violate any requirements of any material obligation of Purchaser, or (ii) result in or constitute (with or without the giving of notice, lapse of time or both) any default or event of default under any such material obligation of Purchaser, or give rise to a right of termination of, or accelerate the performance required by, any terms of any such material obligation or (iii) violate any statute, law ordinance, rule, regulation or order of any court or governmental authority or any judgment, order or decree (U.S. federal, state or local or foreign) applicable to Purchaser.

(c) The Shares to be received by him or her will be acquired by him or her for investment only for his or her own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof in violation of applicable U.S. federal or state or foreign securities laws. Purchaser has no current intention of selling, granting participation in or otherwise distributing the Shares in violation of applicable U.S. federal or state or foreign securities laws. Purchaser does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity, or to any third person or entity, with respect to any of the Shares, in each case, in violation of applicable U.S. federal or state or foreign securities laws.

(d) Purchaser understands that the offer and sale of the Shares have not been registered under the Securities Act of 1933 as amended (the “Securities Act”) or any applicable U.S. state or foreign securities laws, and that the Shares are being issued in reliance on an exemption from registration, which exemption depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser’s representations as expressed herein.

(e) Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his or her investment. Purchaser is a sophisticated investor, has relied upon independent investigations made by Purchaser and, to the extent believed by Purchaser to be appropriate, Purchaser’s representatives, including Purchaser’s own professional, tax and other advisors, and is making an independent decision to invest in the Shares. Purchaser has been furnished with such documents, materials and information that Purchaser deems necessary or appropriate for evaluating an investment in the Company, and Purchaser has read carefully such documents, materials and information and understands and has evaluated the types of risks involved with a purchase of the Shares. Purchaser has not relied upon any representations or other information (whether oral or written) from the Company or its respective stockholders, directors, officers or affiliates, or from any other person or entity, in connection with his or her investment in the Shares. Purchaser acknowledges that the Company has not given any assurances with respect to the tax consequences of the acquisition, ownership and disposition of the Shares.

(f) Purchaser has had, prior to his or her purchase of the Shares, the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the transactions contemplated by this Agreement and Purchaser’s investment in the Shares and to obtain additional information necessary to verify the accuracy of any information furnished to him or her or to which he or she had access. Purchaser confirms that he or she has satisfied himself or herself with respect to any of the foregoing matters.

(g) Purchaser acknowledges that he or she has had the opportunity to seek legal advice from, and has received legal advice from, legal counsel on this Agreement, the transactions contemplated hereby and all documents, materials and information that he or she has requested or read relating to an investment in the Shares and confirms that he or she has satisfied himself or herself with respect to any of the foregoing matters.

(h) Purchaser understands that no U.S. federal or state or foreign agency has passed upon this investment or upon the Company, or upon the accuracy, validity or completeness of any documentation provided to Purchaser in connection with the transactions contemplated by this Agreement, nor has any such agency made any finding or determination as to this investment.

(i) Purchaser understands that there are substantial restrictions on the transferability of the Shares and that on the date of the Closing and for an indefinite period thereafter there will be no public market for the Shares and, accordingly, it may not be possible for Purchaser to liquidate his or her investment in case of emergency, if at all. In addition, Purchaser understands that the Stockholders Agreement (as defined below) contains substantial restrictions on the transferability of the Shares and provides that, in the event that the conditions relating to the transfer of any Shares in such document have not been satisfied, the holder shall not transfer any such Shares and, unless otherwise specified, the Company will not recognize the transfer of any such Shares on its books and records or issue any share certificates representing any such Shares. Any purported transfer not in accordance with the terms of the Stockholders Agreement shall be void. As such, Purchaser understands that: to the extent the Shares are certificated, a restrictive legend or legends in a form to be set forth in the Stockholders Agreement will be placed on the certificates representing such Shares; a notation will be made in the appropriate records of the Company indicating that each of the Shares is subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Shares; and Purchaser will sell, transfer or otherwise dispose of the Shares only in a manner consistent with its representations set forth herein and then only in accordance with the Stockholders Agreement.

(j) Purchaser understands that (i) the Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, (ii) the Shares have not been registered under the Securities Act; (iii) the Shares must be held indefinitely and he or she must continue to bear the economic risk of the investment in the Shares unless such Share is subsequently registered under the Securities Act or an exemption from such registration is available; (iv) Purchaser is prepared to bear the economic risk of this investment for an indefinite period of time; (v) it is not anticipated that there will be any public market for the Shares; and (vi) the Shares are characterized as “restricted securities” under the U.S. federal securities laws.

(k) Purchaser understands that this investment is not recommended for investors who have any need for a current return on this investment or who cannot bear the risk of losing their entire investment. In that regard, Purchaser understands that his or her investment in the Shares involves a high degree of risk of loss of Purchaser’s investment therein, and that Purchaser may lose the entire amount of his or her investment. Purchaser acknowledges that: (i) he or she has adequate means of providing for his or her current needs and possible personal contingencies and has no need for liquidity in this investment; (ii) his or her commitment to investments which are not readily marketable is not disproportionate to his or her net worth; and (iii) his or her investment in the Shares will not cause his or her overall financial commitments to become excessive.

(l) At Purchaser’s election, Purchaser has completed the documentation attached as Exhibit B hereto, and has taken or will timely take all action described therein in order to make an election under Section 83(b) of the Code with respect to the receipt of the Shares.

SECTION 3. Representations and Warranties of the Company. The Company represents and warrants to Purchaser as of the date hereof and as of the date of the Closing, that, upon issuance of the Shares by the Company at the Closing and payment in full by Purchaser as provided above, the Shares will be duly authorized and validly issued and will be fully paid and non-assessable.

SECTION 4. Stockholders Agreement. As a condition to the issuance of the Shares by the Company pursuant to this Agreement, Purchaser agrees to become party to and execute, at the Closing, the Stockholders Agreement of the Brasa (Parent) Inc., dated as of July 20, 2012, as may be amended from time to time (the “Stockholders Agreement”), by executing the signature page attached as Exhibit C hereto, and the Shares will be subject to the terms of the Stockholders Agreement. For purposes of the Stockholders Agreement, Purchaser shall be deemed an Other Stockholder (as defined in Section 1.2 of the Stockholders Agreement).

SECTION 5. Miscellaneous.

(a) Binding Effect; Assignability; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto without the consent of the other party. Nothing in this Agreement is intended to confer on any person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(b) Notices. Any notice or other communication provided for herein or given hereunder to a party hereto must be in writing, and shall be deemed to have been given (i) when personally delivered or delivered by e-mail with confirmation of delivery, (ii) one (1) business day after deposit with Federal Express or similar overnight courier service, or (iii) three (3) business days after being mailed by first class mail, return receipt requested. A notice shall be addressed, as follows:

if to the Company, to:

14881 Quorum Drive

Suite 750

Dallas, TX 75254

Attention: General Counsel

if to any Purchaser, to the address set forth on such Purchaser’s signature page hereto.

or to such other address or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto.

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed received on the next succeeding business day in the place of receipt.

(c) Waiver; Amendment; Termination. No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the parties hereto.

(d) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the conflict or choice of law provisions thereof that would give rise to the application of the domestic substantive law of any other jurisdiction.

(e) Jurisdiction. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the federal and state courts located in Wilmington, Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement; (ii) agrees that he, she or it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court; (iii) agrees that he, she or it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the federal or state courts located in Wilmington, Delaware; and (iv) to the fullest extent permitted by law, consents to service being made through the notice procedures set forth in Section 5(b). Each of the parties hereto hereby agrees that, to the fullest extent permitted by law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 5(b) shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby. Each of the parties hereto waives any right to a trial by jury in any such suit or proceeding.

(f) No Guarantee of Benefit or Gain. Purchaser acknowledges that the Company does not guarantee any benefit or a gain to Purchaser in connection with the Shares. Purchaser acknowledges that Purchaser is duly aware of the risks involved in investing in securities of the Company.

(g) No Right to Continued Employment or Service. Purchaser acknowledges that the opportunity to purchase the Shares and this Agreement shall impose no obligation on the Company or any Subsidiary to continue the employment or service of Purchaser and shall not lessen or affect the right that the Company or any Subsidiary may have to terminate the employment or service of such Purchaser.

(h) No Right to Future Benefits. Purchaser acknowledges that the opportunity to purchase the Shares and this Agreement do not constitute an acquired right. The Company, in its sole discretion, maintains the right to make, or not to make, additional Shares available for purchase.

(i) Not Compensation. Purchaser acknowledges that the opportunity to purchase the Shares shall not be included in or deemed to be a part of any (i) compensation, (ii) definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of Purchaser under any pension, retirement, termination or dismissal indemnity, severance benefit, retirement indemnity or other benefit arrangement of the Company or any Subsidiary or (iii) calculation of pay for any purpose.

(j) Data Privacy. Purchaser hereby explicitly consents to the collection, processing, transmission and storage, in any form whatsoever, of any data of a professional or personal nature described in this Agreement by and among, as applicable, the Company or any Subsidiary that is deemed necessary, in the discretion of the Company or any Subsidiary. The Company may share such information with any third party in any country, including any registrar, administrative agent, broker or any other person assisting the Company with the implementation, administration and management of the Shares. Purchaser thus authorizes the Company and any Subsidiary and any possible recipients described herein to receive, possess, use, retain and transfer the data in electronic or other form, for the sole purpose described herein.

(k) Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Any facsimile or electronic copies hereof or signature hereon shall, for all purposes, be deemed originals. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

(l) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Company

FOGO DE CHÃO, INC.

By:	/s/ Lawrence J. Johnson
Name:	Lawrence J. Johnson
Title:	Chief Executive Officer

Purchaser

/s/ Gerald Deitchle
Name: Gerald Deitchle

No. of Shares: 365
Purchase Price: 100,207.10

Address:	XXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXX

E-mail Address:	XXXXXXXXXXXXXXXX

Phone Number:	XXXXXXXXXXXXXXXX

Exhibit A to

Director Securities Purchase Agreement

Form of Spousal Consent

CONSENT OF SPOUSE

The undersigned spouse of Gerald Deitchle, the Purchaser party to the attached Director Securities Purchase Agreement (the “Agreement”) has read and understands the terms of the Agreement and the Stockholders Agreement (as defined in the Agreement and attached to the Agreement as Exhibit C thereto) and has had an opportunity to discuss such agreements with individuals of his or her choice. The undersigned understands that even if the securities referred to in the Agreement are considered to be a part of the “marital property” belonging to him or her and his or her spouse, the Agreement and the Stockholders Agreement restrict the transfer or distribution of those securities and provide certain rights to Fogo de Chão, Inc. (formerly known as Brasa (Parent) Inc.) and certain other Persons in respect of such securities. The undersigned agrees to these restrictions and waives any rights (other than to the economic value of such securities after their disposition or repurchase) he or she might otherwise have in those shares as specifically identifiable property.

/s/ Sandra J. Deitchle
(Signature)

Sandra J. Deitchle
(Print Name)

Date: February 15, 2015

Exhibit B to

Director Securities Purchase Agreement

Form of Section 83(b) Election Materials

Form of Section 83(b) Election Instructions

Fogo de Chão, Inc., formerly known as Brasa (Parent) Inc.

To make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) in connection with your receipt, for tax purposes, of Shares of Fogo de Chão, Inc., formerly known as Brasa (Parent) Inc. (the “Company”), you should complete and sign three copies of the enclosed Section 83(b) Election form and mail as indicated no later than [30 days] after the Closing.

1.	You should mail one copy of the Section 83(b) Election to the Internal Revenue Service (see attached chart for appropriate Internal Revenue Service Center), by certified mail (return receipt requested), using the attached letter to the Internal Revenue Service, which you must date and sign (also fill in your social security number).

2.	You should deliver one copy of the Section 83(b) Election to the Company, using the attached letter, which you must date and sign.

3.	You should retain one copy of the Section 83(b) Election and file it with your 2015 federal income tax return.

IRS Service Centers For 83(b) Election

Questions: 1-800-829-1040

If you live in:	Appropriate Service Center Mailing Address
Florida, Louisiana, Mississippi, Texas	Department of the Treasury Internal Revenue Service Austin, TX 73301-0002

Alaska, Arizona, California, Colorado, Hawaii, Idaho, Nevada, New Mexico, Oregon, Utah, Washington, Wyoming	Department of the Treasury Internal Revenue Service Fresno, CA 93888-0002

Arkansas, Illinois, Indiana, Iowa, Kansas, Michigan, Minnesota, Montana, Nebraska, North Dakota, Ohio, Oklahoma, South Dakota, Wisconsin	Department of the Treasury Internal Revenue Service Fresno, CA 93888-0002

Alabama, Georgia, Kentucky, New Jersey, North Carolina, South Carolina, Tennessee, Virginia	Department of the Treasury Internal Revenue Service Kansas City, MO 64999-0002

Connecticut, Delaware, District of Columbia, Maine, Maryland, Massachusetts, Missouri, New Hampshire, New York, Pennsylvania, Rhode Island, Vermont, West Virginia	Department of the Treasury Internal Revenue Service Kansas City, MO 64999-0002

A foreign country, U.S. possession or territory, or use an APO or FPO address, or are a dual-status alien	Department of the Treasury Internal Revenue Service Austin, TX 73301-0215

Election to Include Shares in Gross Income

Pursuant to Section 83(b) of the Internal Revenue Code

The undersigned purchased shares of common stock, par value $0.01 per share (the “Shares”), of Fogo de Chão, Inc., formerly known as Brasa (Parent) Inc. (the “Company”), on February 9, 2015.

The undersigned desires to make a protective election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (“Code §83(b)”).

Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Shares (described more fully in Paragraph 2 below).

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1.	The name, address and social security number of the undersigned:

Name:	Gerald Deitchle

Address:	XXXXXXXXXXX

XXXXXXXXXXX

SSN:	XXXXXXXXXXX

2.	A description of the property with respect to which the election is being made:

Company	Number of Shares
Fogo de Chão, Inc., formerly known as Brasa (Parent) Inc.	365 Shares

3.	The property was transferred on February , 2015 (the “Transfer Date”). The taxable year for which such election is made: calendar year 2015.

4.	The restrictions to which the property is subject: The Shares are subject to the terms set forth in the Stockholders Agreement of the Brasa (Parent) Inc., dated as of July 20, 2012, as may be amended from time to time.

5.	The aggregate fair market value on the Transfer Date of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $100,207.10

6.	The aggregate amount paid for such property: $100,207.10

7.	A copy of this election has been furnished to the Company pursuant to Treasury Regulations §1.83-2(e)(7).

Dated: February 9, 2015

/s/ Gerald Deitchle
Print Name: Gerald Deitchle

February , 2015

Internal Revenue Service Center

14881 Quorum Drive Suite 750 Dallas, TX 75254 Attention: General Counsel

Re:	Section 83(b) Election

SSN:

Dear Sir or Madam:

Pursuant to Treasury Regulations Section 1.83-2(c) promulgated under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), enclosed please find an election under Section 83(b) of the Code.

Sincerely,

Print Name: Gerald Deitchle

Enclosure

February 9, 2015

14881 Quorum Drive

Suite 750

Dallas, TX 75254

Attention: General Counsel

Re: Section 83(b) Election

Dear Sir:

Pursuant to Treasury Regulations Section 1.83-2(d) promulgated under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), enclosed please find a copy of an election under Section 83(b) of the Code.

Sincerely,

/s/ Gerald Deitchle
Print Name: Gerald Deitchle

Enclosure

Exhibit C to

Director Securities Purchase Agreement

SIGNATURE PAGE

TO

STOCKHOLDERS AGREEMENT

By execution of this signature page, the undersigned hereby agrees to become a Party to, and to be bound by the obligations of, and receive the benefits of, that certain Stockholders Agreement, dated as of July 20, 2012, by and among Brasa (Parent) Inc. (the “Company”), the THL Stockholders (as defined therein), the Co-Investor Stockholders (as defined therein), the Management Stockholders (as defined therein) and the Other Stockholders (as defined therein), as amended from time to time thereafter, as an Other Stockholder under such agreement.

/s/ Gerald Deitchle
Name: Gerald Deitchle

Notice Address:

XXXXXXXXXXXXXXXXXXXX

XXXXXXXXXXXXXXXXXXXX

Accepted:

Fogo de Chão, Inc., formerly known as Brasa (Parent) Inc.

By:
Name:	Lawrence J. Johnson
Title:	Chief Executive Officer